Exhibit 99.1

Technical Communications Corporation Reports Results for the Fiscal Year and Quarter Ended October 3, 2015

CONCORD, Mass.--(BUSINESS WIRE)--December 7, 2015--Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the fiscal year and quarter ended October 3, 2015. For the quarter ended October 3, 2015, the Company reported a net loss of $(1,170,000), or $(0.64) per share, on revenue of $931,000, compared to a net loss of $(299,000), or $(0.16) per share, on revenue of $1,559,000 for the quarter ended September 27, 2014. For the year ended October 3, 2015, the Company reported a net loss of $(1,822,000), or $(0.99) per share, on revenue of $5,942,000, compared to a net loss of $(2,565,000), or $(1.39) per share, on revenue of $6,139,000 for the year ended September 27, 2014.

During the fourth quarter of fiscal 2015, the Company recorded a special charge related to the write-off of excess inventory of $667,000. Excess inventory charges were the result of weakening demand for certain older product lines. Net loss for the fourth quarter of fiscal 2015 was $(503,000), excluding this special charge, compared to the net loss of $(299,000) for the same period in the previous year. The net loss for fiscal year 2015 was $(1,155,000), excluding the special charge, compared to the net loss of $(2,565,000) for the previous year.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC, said, “The market for high-end communications security systems is competitive and subject to long government procurement cycles, unpredictable order fulfillment lead times, and fluctuating market conditions. While TCC has a pipeline of potential contracts and initiatives in development, the timing and outcome of these potential contracts is unknown. As a result, in fiscal 2015 we began to closely monitor and reduce operating expenses as appropriate, while strategically continuing to invest in business development efforts, develop strategic relationships and expand our sales channel network.”

Mr. Guild continued, “Providing custom cryptographic products, services and solutions continues to be an important market niche for the Company and, we believe, a competitive differentiator. Moving forward, we expect our expertise in engineering services, custom and national algorithm integration, systems design and integration, and custom training services to produce recurring revenue from established customers as well as provide new business opportunities. In fiscal 2015, TCC received $1,000,000 in contracts for such engineering services. Delivery under these contracts began in fiscal 2015 and is expected to be completed in fiscal 2016.”

In fiscal 2016, TCC announced its next-generation CipherTalk® secure mobile phone, which provides military-grade encrypted and stealthy voice and text communications. The solution is based on a hardened Android™ (Android is a trademark of Google Inc.) platform, which combines user functionality with maximum-level security features, differentiating it from several competitors. The target audience for the CipherTalk is governments and corporations that need to protect highly sensitive mobile phone communications. TCC believes its CipherTalk secure mobile phone positions the Company to meet growing demand for high-end secure mobile voice and text communications globally.

Fiscal Year 2015 Highlights

  Delivered on several contracts received in fiscal 2015 from Datron Worldwide Communications, Inc., a radio communications manufacturer, as part of an original equipment manufacturer relationship for our DSP 9000 radio encryption equipment.
  Received a $3.3 million order for our DSD 72A-SP bulk encryption system from the Government of Egypt. TCC expects follow-on sales as this customer continues to upgrade its network and requires new systems and services for additional communications security applications.
  Received a $432,000 contract for our DLE 7050 link encryption system from an established customer for deployment into Saudi Arabia.
  Provided engineering services to government and commercial customers to customize TCC products, developed technology for customer-specific security applications, and delivered customized product training services.

Escalating turmoil around the world presents both significant opportunities and challenges for TCC. The threat of terrorism and other political unrest increases the demand for security products that provide both strategic and tactical benefits, and are readily available. At the same time, political disruptions can cause unpredictable and erratic delays in the processing of procurements and delivery of products. The combined effects present a situation that challenges both our sales capture teams and our production capabilities. The Company believes these market conditions will provide opportunities to build a successful future through its efforts to enlarge and enhance its product line and expand its customer base by both identifying new customers for existing and new products and offering such products to current customers

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended June 27, 2015, March 28, 2015 and December 27, 2014, and its Annual Report on Form 10-K for the fiscal year ended October 3, 2015 to be filed with the Commission and the “Risk Factors” section included therein.

Technical Communications Corporation
Condensed consolidated income statements

	Quarter Ended
	(Unaudited)
	10/03/2015	9/27/2014
Net sales	$931,000	$1,559,000
Gross (loss) profit	(119,000)	963,000
S, G & A expense	660,000	656,000
Product development costs	394,000	617,000
Operating loss	(1,174,000)	(309,000)
Income tax provision	-	-
Net loss	(1,170,000)	(299,000)
Net loss per share:
Basic	$(0.64)	$(0.16)
Diluted	$(0.64)	$(0.16)

	Year Ended
	(Unaudited)
	10/03/2015	9/27/2014
Net sales	$5,942,000	$6,139,000
Gross profit	3,365,000	4,105,000
S, G & A expense	2,940,000	2,980,000
Product development costs	2,300,000	2,729,000
Operating loss	(1,875,000)	(1,605,000)
Income tax (benefit) provision	(35,000)	990,000
Net loss	(1,822,000)	(2,565,000)
Net loss per share:
Basic	$(0.99)	$(1.39)
Diluted	$(0.99)	$(1.39)

Condensed consolidated balance sheets
	10/03/2015	9/27/2014
	(Unaudited)	(derived from audited financial statements)
Cash and current marketable securities	$ 2,947,000	$ 4,938,000
Accounts receivable, net	1,791,000	403,000
Inventories, net	1,851,000	2,721,000
Deferred & refundable income taxes	-	-
Other current assets	133,000	210,000
Total current assets	6,722,000	8,272,000
Marketable securities	762,000	1,105,000
Property and equipment, net	257,000	432,000
Cost method investment	275,000	-

Total assets	$ 8,016,000	$ 9,809,000

Accounts payable	180,000	173,000
Accrued expenses and other current liabilities	463,000	568,000
Total current liabilities	643,000	741,000
Total stockholders’ equity	7,373,000	9,068,000
Total liabilities and stockholders’ equity	$ 8,016,000	$ 9,809,000

CONTACT:
Technical Communications Corporation
Michael P. Malone, 978-287-5100
Chief Financial Officer
www.tccsecure.com